EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of Solar3D, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers, does hereby certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 5, 2015

/s/ James B. Nelson
James B. Nelson
Chief Executive Officer (Principal Executive Officer)

November 5, 2015

/s/ Tracy Welch
Tracy Welch
Chief Financial Officer (Principal Financial and Accounting Officer)